Exhibit 1.01
Wabash National Corporation
Conflict Minerals Report
For The Year Ended December 31, 2020

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2020 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants for which conflict minerals are necessary to the functionality or production of products manufactured by the registrant or contracted by the registrant to be manufactured. For the purposes of the Rule, “conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the 3TG and whether or not they fund armed conflict.
As described in detail below, following a reasonable country of origin inquiry conducted with our supply base into the source and chain of custody of 3TG in our products, we have reason to believe that a portion of the 3TG that is necessary to the functionality or production of products we have manufactured or contracted to be manufactured may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”) and may not be from recycled or scrap sources. This CMR is available on our website at https://ir.wabashnational.com/financials/sec-filings/default.aspx. This CMR is not subject to an independent private sector audit in accordance with guidance issued by the SEC on April 29, 2014 and updated guidance issued by the SEC on April 7, 2017.
1. Company Overview
This CMR has been prepared by management of Wabash National Corporation (herein referred to as “Wabash,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries that are required to be consolidated. Wabash National Corporation (NYSE: WNC) is changing How the World Reaches YouTM. Wabash was founded in 1985 and incorporated as a corporation in Delaware in 1991, with its principal executive offices in Lafayette, Indiana, as a dry van trailer manufacturer. Today we are an innovation leader of engineered solutions for the transportation, logistics, and distribution industries. To that end, we design and manufacture a diverse range of products, including dry freight and refrigerated trailers, platform trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. The Company’s innovative products are sold under the following brand names: Wabash National®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport.
Supply Chain
Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify entities upstream from our suppliers who provide us with products and/or raw materials necessary to the functionality or production of our products (“Direct Suppliers”). As such, we rely heavily on our Direct Suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower-tier suppliers. Current contracts with most of our key Direct Suppliers, which account for the majority of our sourced materials, are in effect for multiple year terms, and as a result, we cannot unilaterally impose new contract terms and flow-down requirements at this time. As we execute new contracts and/or renew contracts, we are requiring affected Direct Suppliers to provide us with geographic origin information concerning 3TG and smelters. Additionally, all new Direct Suppliers receive 3TG reporting requirements as a part of our new supplier information packet. It will take several years to ensure that all of our Direct Suppliers are contractually obligated to report this information to us as part of their normal business interactions with us. In the meantime, as described below, we have established a process to contact affected Direct Suppliers to collect necessary 3TG sourcing information. We have used and will continue to use the data collected through the process described below, and through our contractually obligated disclosures from our Direct Suppliers, to evaluate our supply chain to ensure compliance with the SEC’s current and future conflict minerals rules.
Reasonable Country of Origin Inquiry
Presently, our supply chain consists of over 12,000 suppliers, including many suppliers providing us with services and/or products that are not necessary to the functionality or production of our products and/or products that do not contain 3TG. As such, it was not practicable to conduct a survey of our entire supply base. Instead, we targeted our top 30 Direct Suppliers and certain additional Direct Suppliers that we have deemed "high risk," either because we have previously determined that they source materials and components containing 3TG from one or more of the Covered Countries or because they supply us with complex electronic components. This assessment was made based upon an evaluation of the composition of the products and/or raw materials supplied to us. The Company contacted these Direct Suppliers, requesting each to provide 3TG geographic origin data using the Conflict Minerals Reporting Template (“CMRT”) maintained by the Responsible Minerals Initiative (“RMI,” formerly known as the Conflict-Free Sourcing

Initiative). Surveys conducted with other manufacturing companies confirmed that our risk-based approach to developing our list of our surveyed Direct Suppliers, as described above, is consistent with how many peer companies are approaching the Rule.
At this time, having conducted this reasonable country of origin inquiry, we have reason to believe that it is possible that some 3TG necessary to the functionality or production of the products we manufactured or contracted to have manufactured may have originated in the Covered Countries and may not be from recycled or scrap sources. Accordingly, we conducted further due diligence on the source and chain of custody of the 3TG contained in our products.
2. Due Diligence Process
2.1 Design of Due Diligence
Our due diligence measures have been designed to conform, in all material respects, with the framework in the Organization for Economic Cooperation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (2016), and the related supplements for each of the 3TG minerals (the “OECD Guidance”).
2.2 Establish Strong Company Management Systems
Conflict Minerals Policy
Wabash is committed to working with our global supply chain to ensure compliance with the SEC’s Rule. We have established a conflict minerals compliance program, as outlined above, that is designed to follow the OECD Guidance. Our enterprise is fully engaged in implementing that program.
For additional information about our commitment to responsible sourcing and other human rights, see our Conflict Minerals Policy Statement and Code of Business Conduct and Ethics, which are both publicly available on our website at https://www.wabashnational.com/we-are-wabash/suppliers.
Internal Team
Our Senior Vice President, General Counsel and Chief Human Resources Officer, Corporate Secretary and our Vice President, Global Supply Chain established a cross-functional team of subject matter experts from relevant functions of finance, legal, and supply chain to create our 3TG compliance program and due diligence efforts necessary to comply with the Rule. As part of this team, our Vice President, Global Supply Chain, and Global Supply Chain Strategist lead our ongoing due diligence efforts with our Direct Suppliers. Senior management and members of the Audit Committee of our Board of Directors (the “Audit Committee”) are briefed about the results of our due diligence efforts at least annually.
Control Systems
As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other major manufacturers in the transportation industry and other relevant sectors, as well as our own Direct Suppliers, to encourage the disclosure of the 3TG status of all upstream entities held in common by our various supply chains. Our due diligence process includes utilization of industry-wide initiatives to conduct due diligence on upstream entities in our supply chains, such as the CMRT and the RMI’s list of Responsible Minerals Assurance Process (“RMAP”) Conformant Smelters and Refiners (formerly the Conflict-Free Smelter Program).
Our controls include, but are not limited to, our Code of Business Conduct and Ethics, which outlines expected behaviors for all Wabash employees and suppliers. Going forward, as discussed above, our controls will also include contractual disclosure requirements in our Direct Supplier contracts.
Supplier Engagement
We have invested in tools and developed internal processes and procedures to query and track supplier activity. In addition, we have included 3TG reporting requirements in our new supplier packets and we will continue to request 3TG reporting data as required from all of our Direct Suppliers. We will also utilize key opportunities such as annual executive management reviews with our suppliers to reinforce and review compliance.
Grievance Mechanism
We have multiple mechanisms and processes for employees and suppliers to use to report violations of Wabash’s policies. These are described in our Code of Business Conduct and Ethics, which is publicly available on our website at www.wabashnational.com.
Maintain Records
We have adopted a policy to retain relevant documentation requested from and disclosed by our suppliers.

2.3 Identify and Assess Risk in the Supply Chain
As outlined previously, since we do not typically have a direct relationship with 3TG smelters and refiners, our due diligence efforts undertaken to comply with the Rule rely heavily on our Direct Suppliers providing us with information about the source of 3TG contained in the products and raw materials supplied to us. Our Direct Suppliers are similarly reliant upon information provided by their suppliers. Many of our largest suppliers are also SEC registrants and subject to the Rule. However, our ability to comply with the Rule is dependent upon receipt of complete and accurate information from our Direct Suppliers.
2.4 Design and Implement a Strategy to Respond to Risks
In response to this risk assessment, Wabash has an approved risk management plan, through which our 3TG compliance program is implemented, managed and monitored. As part of the risk management efforts undertaken as part of our 3TG compliance program, our Vice President, Global Supply Chain, regularly reviews 3TG data provided by our Direct Suppliers. Direct Suppliers who provide incomplete or inconsistent 3TG data are contacted to update and confirm the data provided until Wabash can conclude with a reasonable degree of certainty that the provided data is likely accurate. Updates regarding our due diligence process and this risk assessment are provided regularly to senior management and the Audit Committee.
As described above, we also utilize and participate in several industry-wide initiatives to diligence the 3TG status of upstream entities in our supply chain. We will continue to pursue training and participate in seminars to increase our awareness and further enhance our compliance efforts. As part of our risk management plan, and to ensure our suppliers understand our ongoing expectations to provide accurate and complete 3TG data, we will continue to engage suppliers in various ways such as training sessions, executive management reviews and our annual supplier conference.
2.5 Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
Since we do not have a direct relationship with 3TG smelters and refiners, we do not perform or direct audits of these upstream entities within our supply chain. We will support audits by our supply base, as necessary, and have augmented our own Direct Supplier audit process with questions and procedures to address compliance by our Direct Suppliers with the Rule.
2.6 Report on Supply Chain Due Diligence
Wabash has filed a Form SD which includes this CMR, and we have made our Form SD and CMR available on our website, demonstrating our progress in implementing our Conflict Minerals Policy Statement.
3. Due Diligence Results
Request Information
As described above, we conducted a survey of certain Direct Suppliers using the CMRT, which was developed to facilitate disclosure and communication of information regarding smelters and refiners that are the source of the 3TG in a company’s supply chain. It includes questions regarding a supplier’s conflict-free policies, engagement with its own direct suppliers, and a listing of the smelters and refiners that the respondent (and its own suppliers) utilizes in its own supply chain. In addition, the CMRT contains questions about the origin of 3TG included in the respondent’s products, as well as the respondent’s own due diligence efforts. Written instructions and recorded training illustrating the use of the tool is available on RMI’s website. The CMRT is being used by many of our peer companies in their due diligence processes related to 3TG.
Survey Responses
We received responses from 47 Direct Suppliers of the 50 surveyed, which represents approximately 50% of Wabash’s direct material spend surveyed in 2020. We reviewed the responses provided against criteria developed to determine whether further engagement with our Direct Suppliers was necessary. These criteria included: (1) untimely or incomplete responses, (2) inconsistencies within the data reported in the CMRT or in other provided documentation, or (3) uncertainty in the accuracy of the data reported in light of the product supplied by the Direct Supplier. We conducted further engagement with Direct Suppliers who met one or more of these criteria until we received data sufficient to allow Wabash to conclude with a reasonable degree of certainty that the provided data is likely accurate.
Approximately 53% of our responding Direct Suppliers reported using no 3TG in products sold to Wabash; 2% provided insufficient detail, rendering their responses undeterminable; and 45% reported using 3TG from within the Covered Countries, in some cases from smelters or refiners not included on the RMI’s list of RMAP Conformant Smelters and Refiners. In all cases where 3TG was reported being used, our suppliers could not determine if 3TG was in the products they sold to Wabash. Of the thousands of lines of smelter data reported to us, we were able to determine 263 smelters and refiners that are potentially in our supply chain, based on the information available through the RMAP. Of these 263 smelters and refiners, 244 were included on the RMAP Conformant Smelters and Refiners list, 19 of which were active on the RMAP Active Smelters and Refiners list, indicating they have committed to undergo an RMAP assessment. As we do not typically have a direct relationship with 3TG smelters and refiners, and thus are unable to directly audit or request documentation from these facilities, Wabash supports the refinement and expansion of the RMAP lists of Active Smelters and Refiners and Conformant Smelters and Refiners.

Efforts to Determine Mine or Location of Origin
Through our utilization of RMI resources, the OECD Guidance, and requesting that our Direct Suppliers complete the CMRT, we have determined that seeking information about 3TG smelters and refiners through our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain. Our Direct Suppliers did not provide information on mines of origin for 3TG used in our products manufactured during 2020. Accordingly, we do not have sufficient information to conclusively determine the mines or the locations of origin of the 3TG in our products or whether the 3TG in our products is from recycled or scrap sources.
Smelters or Refiners
Based on the Direct Supplier responses we received:
▪53% of responding Direct Suppliers reported using no 3TG in their products and, therefore, utilize no smelters or refiners of concern.
▪2% of responding Direct Suppliers provided responses with insufficient detail, rendering their responses indeterminable.
▪The remaining 45% of responding Direct Suppliers reported using 3TG from within the Covered Countries, along with lists of smelters and refiners utilized in their respective supply chains, although in many cases the responding Direct Suppliers indicated that they had not identified all of the smelters and refiners used to supply the products within the scope of their responses.
▪When smelter and refiner lists included verified smelter or refiner identification numbers in a response, we were able to confirm the following about those smelters or refiners:
▪244 (93%) are on the RMAP Conformant Smelters and Refiners list.
▪19 (7%) are on the Active Conformant Smelters and Refiners list.
▪The majority of our responding Direct Suppliers who do utilize 3TG in some or all of the products they sell to their entire customer base: (1) could not represent to us that any smelter or refiner entities they listed as supplying them with 3TG had actually been included in the supply chain for the products, parts and/or raw materials they supplied to Wabash; and/or (2) reported that it was “not known” or “undetermined” if 3TG had been supplied to them by smelters or refiners included in the supply chain for the products, parts and/or raw materials those Direct Suppliers supplied to Wabash.
The statements above are based on the reasonable country of origin inquiry process and due diligence performed in good faith by Wabash. As noted previously, these statements are based solely on the information received from our Direct Suppliers through this process. For a listing of smelters or refiners and their location reported to Wabash by its Direct Suppliers and determined as included on either the RMAP’s list of Conformant Smelters and Refiners or the RMAP’s list of Active Smelters and Refiners, please see Table 1 at the end of this CMR.
4. Steps to Be Taken to Mitigate Risk
We intend to take the following steps to improve the due diligence we conduct, in an effort to further mitigate risk that the 3TG necessary to the functionality or production of the products we manufacture or contract to manufacture could benefit armed groups in the Covered Countries:
▪Inclusion of 3TG flow-down requirements in Wabash’s new or renewed Direct Supplier contracts.
▪Revisit annually the scope of Direct Suppliers requested to supply information as part of our due diligence process.
▪Engage with Direct Suppliers, as deemed necessary, directing them to training resources in an attempt to increase the due diligence response rate and improve the content of the Direct Supplier survey responses.
▪Work with the Organisation for Economic Co-operation and Development and relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

TABLE 1
The following facilities are included on either the RMAP list of Conformant Smelters and Refiners or the RMAP list of Active Smelters and Refiners and were reported by Wabash’s Direct Suppliers as being in Wabash’s supply chain.

Smelter ID	Metal	Smelter Name	Smelter Country	Status
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
CID001352	Gold	PAMP S.A.	SWITZERLAND	Conformant
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
CID002606	Gold	Marsam Metals	BRAZIL	Conformant
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	Conformant
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
CID001113	Gold	Materion	UNITED STATES OF AMERICA	Conformant
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
CID002003	Gold	Valcambi S.A.	SWITZERLAND	Conformant
CID000233	Gold	Chimet S.p.A.	ITALY	Conformant
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
CID001534	Gold	Royal Canadian Mint	CANADA	Conformant
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant

CID000694	Gold	Heimerle + Meule GmbH	GERMANY	Conformant
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Active
CID000082	Gold	Asahi Pretec Corp.	JAPAN	Conformant
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
CID000362	Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
CID000113	Gold	Aurubis AG	GERMANY	Conformant
CID002763	Gold	8853 S.p.A.	ITALY	Conformant
CID002290	Gold	SAFINA A.S.	CZECHIA	Conformant
CID002100	Gold	YAMAKIN CO., LTD.	JAPAN	Conformant
CID002761	Gold	SAAMP	FRANCE	Conformant
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
CID000401	Gold	Dowa	JAPAN	Conformant
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
CID000425	Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
CID001955	Gold	Torecom	KOREA, REPUBLIC OF	Conformant
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
CID002580	Gold	T.C.A S.p.A	ITALY	Conformant
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
CID000264	Gold	Chugai Mining	JAPAN	Conformant
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
CID002765	Gold	Italpreziosi	ITALY	Conformant
CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
CID000814	Gold	Istanbul Gold Refinery	TURKEY	Conformant
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
CID000157	Gold	Boliden AB	SWEDEN	Conformant
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
CID000823	Gold	Japan Mint	JAPAN	Conformant

CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN	Conformant
CID003195	Gold	TSK Pretech	KOREA, REPUBLIC OF	Conformant
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
CID000493	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
CID002973	Gold	Safimet S.p.A	ITALY	Conformant
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
CID000689	Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
CID000957	Gold	Kazzinc	KAZAKHSTAN	Conformant
CID001498	Gold	PX Precinox S.A.	SWITZERLAND	Conformant
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
CID003461	Gold	Augmont Enterprises Private Limited	INDIA	Active
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
CID003500	Gold	Alexy Metals	UNITED STATES OF AMERICA	Active
CID002762	Gold	L'Orfebre S.A.	ANDORRA	Conformant
CID002863	Gold	Bangalore Refinery	INDIA	Conformant
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
CID002562	Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Active
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
CID002549	Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
CID002847	Tantalum	Power Resources Ltd.	NORTH MACEDONIA	Conformant
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant

CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
CID002544	Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
CID001076	Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
CID001522	Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
CID002539	Tantalum	KEMET Blue Metals	MEXICO	Conformant
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
CID001200	Tantalum	NPM Silmet AS	ESTONIA	Conformant
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
CID000092	Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
CID002180	Tin	Yunnan Tin Company Limited	CHINA	Conformant
CID001458	Tin	PT Prima Timah Utama	INDONESIA	Conformant
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
CID002773	Tin	Metallo Belgium N.V.	BELGIUM	Conformant
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
CID001486	Tin	PT Timah Nusantara	INDONESIA	Active
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
CID001460	Tin	PT Refined Bangka Tin	INDONESIA	Conformant
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant

CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA	Active
CID001758	Tin	Soft Metais Ltda.	BRAZIL	Conformant
CID001182	Tin	Minsur	PERU	Conformant
CID001453	Tin	PT Mitra Stania Prima	INDONESIA	Conformant
CID003381	Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
CID000468	Tin	Fenix Metals	POLAND	Conformant
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
CID003524	Tin	CRM Synergies	SPAIN	Active
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
CID001070	Tin	China Tin Group Co., Ltd.	CHINA	Conformant
CID002570	Tin	CV Ayi Jaya	INDONESIA	Active
CID001406	Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA	Active
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
CID001898	Tin	Thaisarco	THAILAND	Conformant
CID002756	Tin	Super Ligas	BRAZIL	Active
CID000292	Tin	Alpha	UNITED STATES OF AMERICA	Conformant
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
CID003205	Tin	PT Bangka Serumpun	INDONESIA	Conformant
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL	Active
CID000402	Tin	Dowa	JAPAN	Conformant
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
CID002774	Tin	Metallo Spain S.L.U.	SPAIN	Conformant
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Active
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
CID001305	Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Active
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA	Active
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
CID002593	Tin	PT Rajehan Ariq	INDONESIA	Conformant
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
CID001428	Tin	PT Bukit Timah	INDONESIA	Active

CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
CID002870	Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Active
CID003387	Tin	Luna Smelter, Ltd.	RWANDA	Conformant
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
CID003182	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Conformant
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
CID002543	Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Conformant
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
CID003388	Tungsten	KGETS CO., LTD.	KOREA, REPUBLIC OF	Conformant
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Active
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
CID002833	Tungsten	ACL Metais Eireli	BRAZIL	Conformant
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
CID003416	Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Active
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant

CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
CID002843	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
CID000004	Tungsten	A.L.M.T Corp.	JAPAN	Conformant
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant